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                                                               EXHIBIT 3.5

                 INCORPORATED UNDER THE LAWS OF

                             WYOMING

NUMBER                                                           SHARES

                SERIES "M" CONVERTIBLE PREFERRED STOCK
                   AIRTECH INTERNATIONAL GROUP, INC.
      THE CORPORATION IS AUTHORIZED TO ISSUE 20,000,000 SHARES
            OF PREFERRED STOCK, PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT  SPECIMEN CERTIFICATE-VOID

IS THE OWNER OF __________________________ SHARES OF THE CAPITAL STOCK OF

                   AIRTECH INTERNATIONAL GROUP, INC.

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

  IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DUTY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE
HEREUNTO AFFIXED
                THIS ____________ DAY OF ___________________ A.D. ________



         /s/ [ILLEGIBLE]            [SEAL]             /s/ [ILLEGIBLE]
    -------------------------                     -------------------------
            PRESIDENT                              CHIEF EXECUTIVE OFFICER


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               CONVERTIBLE RIGHTS -- PREFERENCES -- RESTRICTIONS

CONVERTIBLE RIGHTS: Each share of Series "M" Convertible Preferred Stock is convertible into one share of Common Stock of the Corporation at any time prior to 5:00 p.m. May 31, 2002, unless extended, by surrendering this certificate duly endorsed to the Transfer Agent of the Company.

PREFERENCES: The holder of each share of Series "M" Convertible Preferred Stock receives a preference to a pro rata portion of 20% of the Gross Revenues from the sales of the Airtech Model 950 or Model 850 Air Purification units until the close of business May 31, 2002 or until the holder has received three full years of Gross Revenue distributions, whichever is greater. These revenues will be distributed by the Company on or before the 60th day of each calendar quarter based upon the gross revenue from the previous quarter beginning in the quarter following the realization of collections from the sale of this device.

RESTRICTIONS: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS.

                           AIRTECH INTERNATIONAL

                                GROUP, INC.

                                CERTIFICATE

                                    FOR


                               -------------
                                   SHARES

                               CAPITAL STOCK

                                 ISSUED TO


                            --------------------

                                   DATED


                            --------------------


     FOR VALUE RECEIVED, ______________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

______________________________________________________________________________

____________________________________________________________________ SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________________________________ ATTORNEY TO
TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED ________________________ 19___

           IN PRESENCE OF

___________________________________     ______________________________________


NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER